UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 15, 2017

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-320-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

Restructure of Outstanding Viva Entertainment Group Promissory Note

In connection with the sale on April 5, 2016 of our Viva Entertainment Group Subsidiary to Black River Petroleum Corp. (“Black River”, which subsequently changed its name to “Viva Entertainment Group”), Black River issued to the Company in exchange for control of our subsidiary, a 10% promissory note in the principal amount of $100,000, due six months from the closing of the sale (the “Original Note”), which represented the purchase price paid by Black River (now Viva Entertainment Group) for our subsidiary.  The Original Note did not have a Convertible Structure.

As of February 27, 2017, the Company and Viva Entertainment Group have signed an amendment to the Original Note (which as so amended is referred to herein as the “Amended Note”).  The Amended Note is due on demand and convertible into shares of Viva Entertainment Group (Symbol: OTTV) common stock at a variable Conversion Price defined as 50% multiplied by the Market Price (representing a discount rate of 50%). “Market Price” means the lowest one (1) Trading Prices for the Viva Entertainment common stock the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.  “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service reporting service.  The Amended Note is filed as an exhibit to this Current Report, and reference is hereby made to that exhibit for the complete terms of the Amended Note.

EMS Find App License Agreement

On February 19, 2017, the Company entered into an agreement with EpicMD, LLC, located in Doral, Florida, for EpicMD to license the Company’s application (“EMS Find App”), which is an on demand software platform designed to facilitate on demand scheduling of medical transportation using any iOS, Android smart device and Web-based Desktop System.

EpicMD plans to integrate the EMS Find's Platform with its own Medical Mobility Software Platform, designed to be used for claims adjudication and verification and to manage health benefits for any health care plans, facilities or providers.

Under terms of this agreement, EpicMD agreed to license and deploy EMS Find's on demand platform in conjunction with EpicMD's Medical Mobility Software Platform, designed to be used for trip scheduling, claims adjudication and verification, to manage the transportation benefits for any Health Care Plans, Facilities and Providers.

Under the Agreement, Epic MD will pay a license fee to the Company of 3% of EpicMD’s gross software revenues derived by EpicMD from its use of the EMS Find Platform.

Item 3.02.  Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
02/14/17

Issuance of 6,618,400 shares of common stock to Steve Rubakh in connection with the conversion at a price of $.0025 per share of a outstanding debt of the Company in the principal amount of $16,546, owed  to a software vendor by the Company and purchased by Steve Rubakh.

		CEO of the Company	NA	$16,546/NA
02/14/17	Issuance of 7,653,800 shares of common stock to Steve Rubakh in connection with the conversion of accrued payroll debt in the amount of $19,132, at a conversion price of $.0025 per share.	CEO of the Company	NA	$19,132/NA
02/14/2017	Issuance of 4,833,600 shares of common stock to Steve Rubakh in connection with the conversion of accrued payroll debt in the amount of $12,084, at a conversion price of $.0025 per share.	CEO of the Company	NA	$12,084/NA

Item 8.01. Other Events.

The Company plans in the near future to restructure its operations from a software development company to a  holdings company, which will require changes in our corporate organization.

Our Board of Directors has approved changing the name of the Company to Paradigm Group, Inc.  Following filing with the Nevada Secretary of State, the Company will file with FINRA for approval of the name change for trading purposes and a new trading symbol.

As of March 9, 2017, the Company had a total of three billion shares authorized, 86,094,170 shares of common stock issued and trading float of 46,460,287.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.15	Viva Entertainment Group $106,000 Note, as amended February 27, 2017, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2017	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer

3